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                                                                  EXHIBIT 10-12A

                                 FIRST AMENDMENT
                    TO THE EMPLOYMENT CONTINUATION AGREEMENT


         THIS AMENDMENT to the Employment Continuation Agreement between New Jersey Resources Corporation, a New Jersey corporation (the "Company"), and [NAME] (the "Executive"), dated as of this 1st day of December, 1997.

                              W I T N E S S E T H :

         WHEREAS, the Company has employed the Executive in an officer position with the Company or affiliate thereof;

         WHEREAS, the Company, having determined that the Executive holds an important position with the Company and that his continued employment in the event of a Change of Control or Potential Change of Control (as defined in Section 2) is in the best interest of shareholders, entered into an employment continuation agreement with the Executive, dated [AGREEMENT DATE] (the "Agreement");

         WHEREAS, the Company desires to assure itself of the Executive's services during the period in which it is confronting a Change of Control or Potential Change of Control, and to provide the Executive certain financial assurances to enable the Executive to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias to his personal circumstances;

         WHEREAS, to achieve these objectives, the Company and the Executive desire to amend the Agreement, in accordance with Section 13(c), with respect to certain rights and obligations upon the occurrence of the Executive's employment termination under Section 7(c) following a Change of Control or a Potential Change of Control;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement and herein this Amendment, it is hereby agreed by and between the Company and the Executive to amend the Agreement by the deletion of
Section 7(e) in its entirety and amended to read as follows:

         "(e)     Certain Further Payments by the Company.

                  (i) Application of Section 7(e). In the event that any amount or benefit paid or distributed to the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Executive by the Company or any affiliated company (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise
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         Tax") imposed under Section 4999 of the Code or any similar tax that may hereafter be imposed, the Company shall pay to the Executive at the time specified in Section 7(e)(v) below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this
         Section 7(e), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

                  (ii) Application of Section 280G. For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                  (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

                                    (B) the value of any non-cash benefits or
                           any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                  (iii) Calculation of Tax Reimbursement Payment. For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to pay:

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                  (A)      Federal income taxes at the highest applicable
                           marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

                  (B) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

                  (iv) Adjustments in Respect of Tax Reimbursement Payment. In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

                           In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

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                  (v) Payment. The Tax Reimbursement Payment (or portion
         thereof) provided for in Section 7(e)(i) above shall be paid to the Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the
         Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code)."

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         IN WITNESS WHEREOF, the Executive has hereunto set his hand and the
Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                             NEW JERSEY RESOURCES CORPORATION

                             ---------------------------------------------
                             By:     LAURENCE M. DOWNES
                             Title:  President and Chief Executive Officer


ATTEST:

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                                            ------------------------------------
                                            NAME 2


WITNESSED:

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